UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 30, 2007, Maria M. Pope resigned as Vice President and General Manager, Wood Products Division of the Company effective immediately and submitted her resignation as an employee of the Company to be effective on July 1, 2007.

On May 3, 2007, the Company entered into a Separation Agreement with Ms. Pope, including a release of claims by Ms. Pope. The agreement provides that Ms. Pope will remain as an employee of the Company with no reduction in salary or benefits until July 1, 2007 to consult with the Company on an “as needed” basis. In addition to the benefits to which she is entitled under existing plans and agreements, the agreement provides for a payment to her of $25,000. After July 1, 2007, she has agreed to remain available for consultation on an “as needed” basis at the rate of $1,200 per day. A copy of the Separation Agreement is filed as Exhibit 10.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Separation Agreement dated May 3, 2007 between the Company and Maria M. Pope.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on May 8, 2007.

POPE & TALBOT, INC.
Registrant

By	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President and Chief Financial Officer